EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-264528) and Form S-8 (Nos. 333-104420, 333-143063, 333-174400, 333-174401, 333-206700, 333-206701, 333-255767, 333-255768 and 333-261610) of Baxter International Inc. of our report dated February 8, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 8, 2024